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                        Consent of Independent Auditors

We consent to the reference to our Firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Sparta Pharmaceuticals, Inc. amended 1991 Stock Plan and the incorporation by reference therein of our report dated January 31, 1996 (except for Note 13, as to which the date is March 15, 1996) with respect to the financial statements of Sparta Pharmaceuticals, Inc. included in its Annual Report on Form 10-K, as amended, for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                               /s/ Ernst & Young LLP
                                               -----------------------
                                                   Ernst & Young LLP
Raleigh, North Carolina
January 23, 1997